Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to Lake Shore Bancorp, Inc.’s 2006 Stock Option Plan and 2006 Recognition and Retention Plan of our report dated March 19, 2007 relating to the consolidated financial statements of Lake Shore Bancorp, Inc., which report is included in the Annual Report on Form 10-K for the year ended December 31, 2006 of Lake Shore Bancorp, Inc.

/s/ Beard Miller Company LLP

Pittsburgh, Pennsylvania

March 30, 2007